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                                                                     Exhibit 5.1

                   [Letterhead of Jones, Day, Reavis & Pogue]

                                  July 11, 2002

GenCorp Inc.
Highway 50 and Aerojet Road
Rancho Cordova, CA  95853-7012

                    Re: Gencorp Inc.-Registration Statement On Form S-3
                        -----------------------------------------------

Ladies and Gentlemen:


         We are acting as special counsel to GenCorp Inc., an Ohio corporation (the "COMPANY"), in connection with the registration statement on Form S-3 (Reg. No. 333-90850) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 relating to: (i) shares of Common Stock, par value $0.01 per share, of the Company (the "COMMON STOCK") and associated Preferred Share Purchase Rights of the Company which may be issued to holders of the Company's Common Stock (the "RIGHTS"); (ii) shares of Cumulative Preference Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK"), in one or more series, (iii) depositary shares representing fractional interests in Preferred Stock (the "DEPOSITARY Shares"), (iv) debt securities of the Company ("DEBT SECURITIES"), in one or more series, which may be senior or subordinated in priority of payment; (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the "WARRANTS"); and (vi) stock purchase contracts to purchase Common Stock or other securities at a future date or dates ("STOCK PURCHASE Contracts"), which may be issued separately or as part of stock purchase units consisting of a Stock Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders' obligations to purchase the Company's Common Stock or Preferred Stock under a Stock Purchase Contract ("STOCK PURCHASE UNITS"). The Common Stock, the Rights, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are referred to herein as the "OFFERED SECURITIES." The Offered Securities may be offered and sold pursuant to Rule 415 under the Securities Act of 1933 from time to time on terms to be determined at the time of sale for an aggregate initial offering price of up to $300,000,000.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions, qualifications and limitations set forth below, we are of the opinion that:

          1. The shares of Common Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

          2. The Rights being registered pursuant to the Registration Statement will be validly issued.
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         3.    The shares of the Preferred Stock being registered pursuant to the Registration Statement will be validly issued, fully paid and nonassessable.

         4. The Depositary Shares being registered pursuant to the Registration Statement will be validly issued.

         5. The Debt Securities being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

         6. The Warrants being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

         7. The Stock Purchase Contracts being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

         8. The Stock Purchase Units being registered pursuant to the Registration Statement will constitute valid and binding obligations of the Company.

         In rendering the foregoing opinions, we have assumed that:

         (i) the Registration Statement, and any post-effective amendments thereto, will have become effective;

         (ii) a prospectus supplement describing each class and/or series of Offered Securities offered pursuant to the Registration Statement, to the extent not already described in the prospectus included in the Registration Statement and to the extent required by applicable law and relevant interpretations of the Securities and Exchange Commission, will be timely filed with the Securities and Exchange Commission;

         (iii) the definitive terms of each class and/or series of Offered Securities and the terms of the sale thereof will have been established in accordance with (x) resolutions duly adopted by the Company's Board of Directors (or a duly authorized committee thereof) and in full force and effect at all times at which the Offered Securities are offered or sold by the Company, (y) the Company's Articles of Incorporation and (z) applicable law, and will not result in a breach of or default under any agreement binding on the Company;

         (iv) the Company issues and delivers the Offered Securities in the manner contemplated by the Registration Statement, and with respect to capital stock in a number that does not exceed the number of shares of those Offered Securities then authorized under the Company's Articles of Incorporation

         (v) with respect to the Offered Securities referred to paragraphs 1, 3, 4, 5, 6, 7 and 8, the Company has received lawful consideration therefor, having in the case of capital stock that has a par value a value not less than their par value, as determined by the Company's Board of Directors (or a duly authorized committee thereof);
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         (vi) with respect to our opinion in paragraph 2, the Company issues the
Rights in accordance with the Shareholder Rights Agreement, dated as of February 18, 1987, as amended on December 7, 1987, August 21, 1995 and January 20, 1997 (as so amended, the "Rights Agreement"), between the Company and The Bank of New York, as rights agent;

         (vii) with respect to our opinion in paragraph 3, the Company issues and delivers the shares after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Company's Articles of Incorporation establishing the designations, preferences and rights of the class or series of Preferred Stock being issued;

         (viii) with respect to our opinion in paragraph 4, the Depositary Shares are issued and delivered (a) after due authorization, execution and delivery of the deposit agreement relating to the Depositary Shares to be entered into between the Company and an entity (the "Depositary") selected by the Company to act as depository (the "Deposit Agreement"), and (b) after the Company deposits with the Depositary shares of the Preferred Stock represented by the Depositary Shares that are duly authorized, validly issued and fully paid as contemplated by the Registration Statement and the Deposit Agreement,

         (ix) with respect to our opinion in paragraph 6, the Warrants are issued and delivered after due authorization, execution and delivery of the warrant agreement relating to the Warrants to be entered into between the Company and an entity selected by the Company to act as warrant agent (the "Warrant Agent"),

         (x) with respect to our opinion in paragraph 8, that each component of such Stock Purchase Units is validly issued;

         (xi) any Offered Securities issuable upon conversion, exchange, or exercise of any other Offered Securities, will have been duly authorized and, in the case of capital stock, reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued;

         (xii) all Offered Securities will be issued in compliance with the duly adopted resolutions of the Company's Board of Directors (or a duly authorized committee thereof), any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and applicable federal and state securities laws; and

         (xiii) with respect to any Offered Securities consisting of any series of Debt Securities, (w) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939 and will be governed by and construed in accordance with the laws of the State of New York or Ohio, as applicable; (x) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable Trustee; (y) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture;
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and (z) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

         The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. We do no express any opinion herein with respect to any other aspect of the Rights, the effect of the equitable principals or fiduciary considerations relating to the adoption of the Rights Agreements or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 4 above, we have assumed that the Board of Directors of the Company has acted and will act in the good faith exercise of its business judgment with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement and that the Rights Agreement is in full force and effect at all times during which Rights are offered by the Company.

         In rendering the opinion set forth in paragraph 2 above moreover, we note that our research indicates that there are no reported decision applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, we have considered the pertinent provisions of Ohio corporation law and the decision of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedental effect.

         Our opinions set forth in paragraphs 5, 6, 7 and 8 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability relating to or affecting creditors' rights generally, by general equitable principles, whether such principles are considered in a proceeding at law or at equity.

         In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinions, our examination of matters of law has been limited to and we express no opinion to the laws of any jurisdiction other than the laws of the State of Ohio, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

         We understand that prior to offering for sale any Offered Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents (including the applicable prospectus supplement, indenture, indenture supplement, warrant agreement or deposit agreement, as the case may be) pursuant to which such Offered Securities are to be offered and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Securities or any changes in the Company's capital structure or other pertinent circumstances.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters." In
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giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                Very truly yours,

                                /s/ Jones, Day, Reavis & Pogue